UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.                      Entry into Material Definitive Agreement.

Employment Agreement with James J. Cramer

On April 2, 2009, James J. Cramer the Company’s co-founder, chairman and columnist agreed to waive his right to terminate the Employment Agreement (the “Agreement”) on or before January 15, 2010 (the “Waiver”).  Pursuant to the Waiver, Mr. Cramer irrevocably waives the right to terminate the Agreement upon not less than sixty (60) days and not more than ninety (90) days prior written notice as previously permitted under the Agreement.  The Agreement between Mr. Cramer and the Company effective January 1, 2008 expires on December 31, 2010.

Except as expressly modified, amended or supplemented by the Waiver, all other terms and provisions of the Employment Agreement remain and continue unmodified in full force and effect.

A copy of the Waiver is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.                      Exhibits.

 (c) Exhibits

10.1	Employment Agreement Waiver, dated April 2, 2009, submitted by James J. Cramer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

April 2, 2009	By:	/s/ Teresa F. Santos
Date		Teresa F. Santos
General Counsel & Secretary